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                                                                 EXHIBIT 10.8(b)

CINEMARK USA, INC.
7502 GREENVILLE AVENUE, SUITE 800
DALLAS, TEXAS  75231-3891
(214) 696-1644
214) 696-3946 FAX


[DATE]


[NAME]

RE: Stock Options

Dear Berto:

Reference is made to that certain letter to you dated December 23, 1993 (the "Option Letter") from Cinemark USA, Inc. (the "Company") pursuant to which the Company granted you options (the "Options") to purchase 300 shares of the Class B Common Stock of the Company (the "Common Stock") at an exercise price of $833.34 per share and subject to the other terms and conditions set forth in the Option Letter.

We have mutually agreed that the Option Letter is hereby amended to reduce the number of shares of Common Stock covered by the Option Letter from 300 shares to 200 shares and to reduce the exercise price of the Options from $833.34 per share to $1.00 per share. Except as expressly amended hereby, all other terms and conditions of the Option Letter shall remain in full force and effect. The undersigned option holder acknowledges and agrees that this amendment of the Option Letter is made by the Option holder in consideration for the reduction of the exercise price of the Options as stated above.


                                            CINEMARK USA, INC.



                                            By:  /s/ Alan W. Stock
                                               --------------------------------
                                               Alan W. Stock
                                               President


Acknowledged and agreed:



 /s/ Heriberto Guerra, Jr.
-------------------------------
Heriberto Guerra, Jr.